                                                                  EXECUTION COPY



                        TUPPERWARE FINANCE COMPANY B.V.


                 U.S. $100,000,000 Aggregate Principal Amount

                          Medium-Term Notes, Series A
                  Due 9 Months or More from Date of Issuance

               Payment of Principal and Interest Unconditionally
                     Guaranteed by Tupperware Corporation


                            DISTRIBUTION AGREEMENT
                            ----------------------


                                                                    May 22, 1997
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     Tupperware Finance Company B.V., a corporation organized under the Dutch Civil Code (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes (the "Medium-Term Notes") in an aggregate amount of up to $100,000,000 or its equivalent in foreign currencies or currency units and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement. The Medium-Term Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the "Guarantees") by Tupperware Corporation, a Delaware corporation (the "Guarantor"). The Medium-Term Notes and the Guarantees are hereinafter collectively referred to as the "Securities."

     Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it

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will enter into a separate agreement, (each a "Terms Agreement"), which may be either (a) a written agreement substantially in the form of Annex I hereto (or if in the form of an exchange of any standard form of written telecommunication between such Agent and the Company, addressing the items set forth in Annex I hereto) or (b) an oral agreement addressing the items set forth in Annex I hereto, confirmed in writing by such Agent to the Company, relating to such sale in accordance with Section 2(b) hereof. This Distribution Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

     The Securities will be issued under an indenture, dated as of October 1, 1996 (the "Indenture"), among the Company, the Guarantor and The First National Bank of Chicago, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company and the Guarantor in accordance with the Indenture.

     1. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each Agent that:

          (a) A joint registration statement on Form S-3 (File No. 333-12125) in respect of debt securities, guarantees and debt warrants, including the Securities, has been filed with the Securities and Exchange Commission (the "Commission"); such joint registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such joint registration statement, but including all documents incorporated by reference in the prospectus included therein, have become effective in such form; no other document with respect to such joint registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), each in the form heretofore delivered to the Agents); and no stop order suspending the effectiveness of any such joint registration statement has been issued and, to the knowledge of the Company and the Guarantor, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such joint registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, are hereinafter called a "Preliminary Prospectus"; the various parts of such joint registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such joint registration statement at the time such part of such joint registration statement became effective but excluding the information contained in the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (as defined below) filed as an Exhibit to such joint registration statement (the "Form T-1"), each as amended at the time such part of such joint registration statement became effective, is hereinafter collectively called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such

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     Preliminary Prospectus or Prospectus, as the case may be, under the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company or the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (iv the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply
     (A) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Agent furnished to the Company or the Guarantor in writing by such Agent expressly for use therein or (B) to that part of the Registration Statement that constitutes the Form T-1 under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the trustee referred to in the Registration Statement.

          (c) Neither the Company, the Guarantor nor any of their subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than increases in the capital stock of the Guarantor as a result of the issuance of shares pursuant to any of the Guarantor's employee or director benefit plans or any decreases in the capital stock of the Guarantor as a result of a share repurchase program) or any increase in excess of $25 million in long-term debt of the Company, the Guarantor or any of their subsidiaries or any material adverse change, or any development

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     involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantor and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (d) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its businesses as described in the Prospectus, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, except for any jurisdiction where failure to so qualify would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole; and each Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

          (e) The Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and issued, delivered and paid for pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor and the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability; the Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Indenture conforms and the Securities of any particular issuance of Securities will conform to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

          (f) The execution and delivery by the Guarantor and the Company of, and the performance by the Guarantor and the Company of their respective obligations under, this Agreement, any applicable Terms Agreement, the Indenture and the Securities, will not contravene any provision of the certificate of incorporation or by-laws of the Guarantor or the comparable organizational documents of the Company or any agreement or other instrument binding upon the Guarantor or the Company or any of their respective subsidiaries that is material to the Guarantor and its subsidiaries, taken as a whole, or any statute or judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or the Company or any of their respective subsidiaries, that is material to the Guarantor and its subsidiaries, taken as a whole, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Guarantor or the Company of its obligations under this Agreement, any applicable Terms Agreement, the Indenture or the Securities, except to the extent that the failure to obtain the same would not adversely affect the validity, enforceability, offer or sale

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

     of any of the Securities and would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole, and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (g) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of their subsidiaries is a party or to which any of their properties is subject, which, if determined adversely to the Company, the Guarantor or any of their subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company, the Guarantor or their subsidiaries, and, to the best of the Company's and the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (h) Neither the Company, the Guarantor nor any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

          (i) Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

     2.  (a)   On the basis of the representations and warranties herein
     contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as the provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company shall not have been terminated pursuant to Section 10 with respect to any Agent, the Company and the Guarantor shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of nine months to 30 years or more except pursuant to this Agreement, any Terms Agreement or except pursuant to a private placement not constituting a public offering under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company and the Guarantor reserve the right to sell, and may solicit and accept offers to purchase, Securities directly on their own behalf in transactions with persons other than broker-dealers, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. In addition, the Company may authorize any other firm (an "Additional Agent") to act as its agent to solicit offers for the purchase of Securities pursuant to this Agreement, upon 24 hours' prior notice to such Agents as are at the time parties to this Agreement. Each Additional Agent shall execute a copy of this Agreement and become a party hereto. From and after the time such Additional Agent shall have executed a copy of this Agreement, the term "Agent" as used in this Agreement shall mean an Agent or any Additional Agent. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

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          Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

          The Company and the Guarantor reserve the right, in their sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day, after receipt of notice from the Company or the Guarantor, such Agent or Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company and the Guarantor have advised such Agent or Agents that such solicitation may be resumed. During such period, the Company and the Guarantor shall not be required to comply with the provisions of Sections 4(h), 4(i), 4(j) and 4(k). Upon advising the Agents that such solicitation may be resumed, however, the Company and the Guarantor shall simultaneously provide the documents required to be delivered by Sections 4(h), 4(i), 4(j) and 4(k), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agents. In addition, any failure by the Company or the Guarantor to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 4(h), 4(i), 4(j) and 4(k), shall automatically terminate each of the Agent's obligations hereunder, including without limitation its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

          The Company and the Guarantor, jointly and severally, agree to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                                                            Commission
                                                            (percentage of
                                                            aggregate
                                                            principal amount
     Range of Maturities                                    of Securities sold)
     -------------------                                    -------------------
     From 9 months to less than 1 year                           .125%
     From 1 year to less than 18 months                     .150%
     From 18 months to less than 2 years                    .200%
     From 2 years to less than 3 years                           .250%
     From 3 years to less than 4 years                           .350%
     From 4 years to less than 5 years                           .450%

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     From 5 years to less than 6 years                           .500%
     From 6 years to less than 7 years                           .550%
     From 7 years to less than 10 years                          .600%
     From 10 years to less than 15 years                         .625%
     From 15 years to less than 20 years                         .675%
     From 20 years to 30 years                                   .750%
     */
     -

          The Agents are authorized to solicit offers to purchase the Securities only in such denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company and the Guarantor promptly, orally or in writing, each reasonable offer to purchase Securities received by it as an Agent. The Company and the Guarantor shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company or the Guarantor, to reject any offer to purchase the Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein.

          (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Each Agent proposes to offer Securities purchased by it as principal for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by such Agent from the Company.

          For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company and the Guarantor, jointly and severally, agree to pay such Agent a

______________

*/   In the case of maturities in excess of 30 years, commissions and discount
-
     will be agreed upon by the Company and the relevant Agent at the time of sale.

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     commission (or grant an equivalent discount) as provided in Section 2(a)
     hereof and in accordance with the schedule set forth therein.

          Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery".

          (c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency (or if such Security is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency), except as permitted by applicable law.

     3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois at 10:00 a.m., Chicago time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents, the Company and the Guarantor but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

     4. Each of the Company and the Guarantor, jointly and severally, covenants and agrees with each Agent:

          (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be reasonably disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act not later than the close of business on the fifth day when the Commission's office in Washington, D.C. is open for business after the date on which such Pricing Supplement is first used; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement or a supplement relating solely to an offering of debt securities other than the Securities, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than a supplement relating solely to an offering of debt securities other than the Securities and any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with or transmitted for filing to the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), or a prospectus supplement relating solely to an offering of debt securities other than the Securities, in the form in which it is filed with or transmitted for filing to the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company or the Guarantor shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company and the Guarantor shall promptly prepare and file with the Commission such an amendment or supplement;

          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after (i) the effective date of the Registration Statement (as defined in Rule 158(c)),
     (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company and the Guarantor with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Guarantor and, to the extent required by Rule 158, the Company, and their subsidiaries (which need not be audited) complying with
     Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company or the Guarantor, Rule
     158);

          (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to the stockholders of the Guarantor, and deliver to such Agent
     (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Guarantor or the Company is listed; and (ii) such additional information (other than information of a proprietary or confidential nature) concerning the business and financial condition of the Company or the Guarantor as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company, the Guarantor or their subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company and the Guarantor by such Agent and (ii) the related Time of Delivery, neither the Company nor the Guarantor will offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor which both mature more than nine months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

          (g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company and the Guarantor of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company and the Guarantor contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

          (h) That reasonably in advance of each time (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) an amendment or supplement which relates solely to an offering of securities other than the Securities or (C) except as set forth in (ii) or (iii) below, an amendment or supplement by the filing of a document filed under the Exchange Act that is incorporated by reference into the Prospectus), (ii the Guarantor files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Act, (ii the Agents reasonably request following the filing by the Guarantor of a document incorporated by reference into the Prospectus, or (iv) the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Mayer, Brown & Platt, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and the Guarantor shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

          (i) That each time (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) an amendment or supplement which relates solely to an offering of securities other than the Securities or (C) except as set forth in (ii) or
     (iii) below, an amendment or supplement by the filing of a document filed under the Exchange Act that is incorporated by reference into the Prospectus), (ii the Guarantor files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Act, (ii the Agents reasonably request following the filing by the Guarantor of a document incorporated by reference into the Prospectus, or (iv) the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and the Guarantor shall, promptly following such amendment or supplement, filing of such Annual Report, Quarterly Report or Current Report that is incorporated by reference into the Prospectus or request by the Agents, or concurrently with the Time of Delivery relating to such sale, furnish or cause to be furnished to such Agent a written opinion of Baker & McKenzie, counsel to the Company, Sidley & Austin, counsel for the Guarantor, and the General Counsel of the Guarantor, or other counsel for the Company and the Guarantor reasonably satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

          (j) That each time (i) the Registration Statement or the Prospectus shall be amended or supplemented to set forth additional financial information included in or derived from the Guarantor's or the Company's consolidated financial statements or accounting records, (other than by (A) a Pricing Supplement, (B) an amendment or supplement which relates solely to an offering of securities other than the Securities or (C) except as set forth in (ii) or (iii) below, an amendment or supplement by the filing of a document filed under the

     Exchange Act that is incorporated by reference into the Prospectus), (ii the Guarantor files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Act, (ii the Agents reasonably request following the filing by the Guarantor of a document incorporated by reference into the Prospectus, or
     (iv) the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and the Guarantor shall cause the independent certified public accountants who have certified the financial statements of the Guarantor, the Company and their subsidiaries included or incorporated by reference in the Registration Statement, promptly following such amendment or supplement, filing of such Annual Report, Quarterly Report or Current Report that is incorporated by reference into the Prospectus or request by the Agents, or concurrently with the Time of Delivery relating to such sale, to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in
     Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company and the Guarantor, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent;

          (k) That each time (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) an amendment or supplement which relates solely to an offering of securities other than the Securities or (C) except as set forth in (ii) or
     (iii) below, an amendment or supplement by the filing of a document filed under the Exchange Act that is incorporated by reference into the Prospectus), (ii the Guarantor files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Act, (ii the Agents reasonably request following the filing by the Guarantor of a document incorporated by reference into the Prospectus), or (iv) the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and the Guarantor shall, promptly following such amendment or supplement, filing or such Annual Report, Quarterly Report or Current Report that is incorporated by reference into the Prospectus or request by the Agents, or concurrently with the Time of Delivery relating to such sale, furnish or cause to be furnished to such Agent a certificate, dated the date of such amendment, supplement, filing or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company and the Guarantor as shall be reasonably satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 6(i) hereof which were last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

          (l) To offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e), 6(f), 6(g) or 6(h) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(e) and 6(g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(e) and 6(g) on behalf of any such person).

     5. Each of the Company and the Guarantor, jointly and severally, covenants and agrees with each Agent that the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantor's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing, and providing any CUSIP or other identification number for, the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company or the Guarantor and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) the fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Securities; (x) any reasonable advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved in advance by the Company or the Guarantor; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other fees, disbursements or expenses it incurs.

     6. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

          (b) Mayer, Brown & Platt, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Guarantor, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Baker & McKenzie, counsel for the Company, Sidley & Austin, counsel for the Guarantor, and the General Counsel of the Guarantor or in each case other counsel for the Company and the Guarantor reasonably satisfactory to such Agent, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance reasonably satisfactory to such Agent (provided, however, that Sidley & Austin, counsel to the Guarantor, shall be required to give the opinions contained in subsection (2)(vi) below and the last paragraph of subsection
     (2)
     below only (i) at the Commencement Date, (ii) if required by any applicable Terms Agreement and (iii) if any Agent reasonably requests the giving of such opinions), to the effect that:

(1)  From Baker & McKenzie, counsel to the Company:

                    (i) each of the Company and Tupperware Finance Holding Company, B.V. (the "Dutch Parent") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented;

                    (ii) we were advised by managing directors of the Company and the Dutch Parent that neither the Company nor the Dutch Parent has any subsidiary or holds any share in another company other than the Company;

                    (iii) each of the Dutch Parent and the Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all national, supranational, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use such properties and assets and to conduct such business as are or is described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the offer, sale, validity or enforceability of the Securities;

                    (iv) the Distribution Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                    (v) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as
               (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (vi) the Medium-Term Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of the Distribution Agreement, and any applicable Terms Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Distribution Agreement, any applicable Terms Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge (based solely upon an enquiry among Company officials and the lawyers of the Amsterdam office of such counsel's firm who recorded time in respect of the Company and/or the Dutch Parent from September 12, 1996 (on which date the Company and the Dutch Parent were incorporated) until the date specified therein) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Distribution Agreement, any applicable Terms Agreement, the Indenture or the Securities;

                    (viii) the statements under the caption "Netherlands Taxation" in the Prospectus, as amended or supplemented, fairly summarize in all material respects the information called for with respect to the matters discussed therein;

                    (ix) under the laws of The Netherlands, the choice of New York law in the Distribution Agreement or any applicable Terms Agreement, the Indenture and the Securities is a valid choice of law, and the Company's submission to jurisdiction, consent to service of process and appointment of any agent for service of process, in each case as set forth in the Securities, the Indenture and the Distribution Agreement or any applicable Terms Agreement, are valid and effective;

                    (x) a holder of any Security who has the capacity to sue the Trustee and any Agent is entitled to sue as plaintiff in the courts of The Netherlands for the enforcement of its respective rights against the Company; and such access to the courts of The Netherlands will not be subject to any conditions that are not applicable to residents of The Netherlands, citizens of The Netherlands or companies incorporated under the laws of The Netherlands, except that foreigners who address the courts of The Netherlands as plaintiff can be ordered at the request of the defendant to provide security for litigation costs and damages which could be awarded against them, unless a treaty of which the plaintiff has the benefit, sets aside such obligation to provide security; and

                    (xi) the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and are owned by the Dutch Parent, free and clear of all pledges and attachments and the issued shares of capital stock of the Dutch Parent have been duly and validly authorized and issued and are fully paid and are owned by the Guarantor, free and clear of all and any pledges and attachments.

               (2)  From Sidley & Austin, counsel to the Guarantor:

                    (i) the Distribution Agreement, and any applicable Terms Agreement, has been duly authorized, executed and delivered by the Guarantor;

                    (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (iii) assuming that the Medium-Term Notes have been duly authorized by the Company, when the terms of the Medium-Term Notes have been duly established in accordance with the Indenture and the Distribution Agreement and upon the execution, authentication and delivery of the Medium-Term Notes by the Company and payment therefor in accordance with the terms of the Distribution Agreement and any applicable Terms Agreement, the Medium-Term Notes will be entitled to the benefits of the Indenture, will conform to the descriptions thereof in the Prospectus and be valid and binding obligations of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (iv) the Guarantees endorsed on the Medium-Term Notes have been duly authorized by the Guarantor and, when executed and delivered by the Guarantor, upon execution and delivery of the Medium-Term Notes by the Company and payment therefor in accordance with the terms of the Distribution Agreement and any applicable Terms Agreement, will be entitled to the benefits of the Indenture, will conform to the descriptions thereof in the Prospectus, as amended or supplemented, and will be valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (v) the statements in the Prospectus, as amended or supplemented, under the captions "Description of the Notes," "Description of Debt Securities, Warrants and Guarantees" and any other caption describing any of the Securities, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                    (vi) the statements under the caption "United States Federal Income Tax Consequences" in the Prospectus, as amended or supplemented, fairly summarize in all material respects the information called for with respect to the matters discussed therein; and

                    (vii) at the Effective Time, the Registration Statement complied, and on the date of the Distribution Agreement, the Prospectus complies, and any further amendments and supplements thereto made by the Guarantor or the Company prior to the date of such opinion (except for financial statements, financial and statistical data and supporting schedules included or incorporated by reference therein as to which such counsel need not express any opinion), comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission there under.

                    In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein and that such counsel has participated in conferences with officers and representatives of the Guarantor and the Company, including the Guarantor's independent public accountants, and representatives of and counsel for the Agents, during the course of which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel shall not have independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and shall not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as set forth in subparagraphs
               (iv) and (v) above, as a result of such consideration and participation, nothing has come to the attention of such counsel which causes such counsel to believe that the Registration Statement or any further amendment or supplement thereto made by the Company or the Guarantor prior to the date of such opinion contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented or any further amendment or supplement thereto made by the Company or the Guarantor prior to the date of such opinion contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case such counsel need express no comment with respect to the financial statements and related schedules and other financial and statistical data included in the Registration Statement or the Prospectus or statements made in the exhibits to the Registration Statement).

               (3)  From the General Counsel to the Guarantor:

                    (i) the statements (1) in "Item 3 - Legal Proceedings" of the Guarantor's most recent annual report on Form 10-K incorporated by reference in the Prospectus or, prior to the filing of the Guarantor's first annual report on Form 10-K, the Guarantor's registration statement on Form 10, as amended, and
               (2) in "Item 1 - Legal Proceedings" of Part II of the Guarantor's quarterly reports on Form 10-Q, if any, filed since such annual report or registration statement on Form 10, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                    (ii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Guarantor, the Company or any of their subsidiaries is a party or to which any of the properties of the Guarantor, the Company or any of their subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as amended or supplemented, and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                    (iii) The Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

                    (iv) each significant subsidiary (within the meaning of Rule 1-02(w) of Regulation S-X) of the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

                    (v) each of the Guarantor and its significant subsidiaries (within the meaning of Rule 1-02(w) of Regulation S-
               X) has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole; and

                    (vi) the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Distribution Agreement, any applicable Terms Agreement, the Indenture and the Guarantees, to the knowledge of such counsel after due inquiry, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Guarantor or any agreement or other instrument binding upon the Guarantor or any of its subsidiaries that is material to the Guarantor and its subsidiaries, taken as a whole, or, to the knowledge of such counsel after due inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any subsidiary, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Guarantor of its obligations under the Distribution Agreement, any applicable Terms Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                    In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein and that such counsel has participated in conferences with officers and representatives of the Guarantor and the Company, including the Guarantor's independent public accountants, and representatives of and counsel for the Agents, during the course of which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel shall not have independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and shall not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as set forth in subparagraph
               (i) above, as a result of such consideration and participation, nothing has come to the attention of such counsel which causes such counsel to believe that the Registration Statement or any further amendment or supplement thereto made by the Company or the Guarantor prior to the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented or any further amendment or supplement thereto made by the Company or the Guarantor prior to the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case such counsel need express no comment with respect to the financial statements and related schedules and other financial and statistical data included in the Registration Statement or the Prospectus or statements made in the exhibits to the Registration Statement).

          (d) Not later than 9:00 a.m., Chicago time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of the Company, the Guarantor and their subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

          (e) (i) Neither the Company, the Guarantor nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Company, the Guarantor or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantor and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery;

          (f) On or after the date hereof (or in the case of a Terms Agreement, since the date of such Terms Agreement), (i) no downgrading shall have occurred in the rating accorded the Company's or the Guarantor's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of

     Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or the Guarantor's debt securities;

          (g) On or after the date hereof (or in the case of a Terms Agreement, since the date of such Terms Agreement), there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's or the Guarantor's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (iv) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of the Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus;

          (h) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency; and

          (i) The Company and the Guarantor shall have furnished or caused to be furnished to such Agent certificates of officers of the Company and the Guarantor dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company and the Guarantor as shall be reasonably satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company and the Guarantor of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

     7. (a) The Company and the Guarantor, jointly and severally, will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Agent expressly for use therein and, provided, further, that neither the Company nor the Guarantor shall be liable to any Agent under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Agent results from the fact that such Agent sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company or the Guarantor has previously furnished copies thereof to such Agent and the loss, claim, damage or liability of such Agent results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each Agent will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Agent expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company and the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company and the Guarantor bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company or the Guarantor on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

          (e) The obligations of the Company and the Guarantor under this
     Section 7 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and managing director of the Company or the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act.

     8. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and the Guarantor and not as principal. Each Agent will make reasonable efforts to assist the Company and the Guarantor in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company or the Guarantor in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company and the Guarantor, jointly and severally, shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

     9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company or the Guarantor set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company or the Guarantor, or any officer or director or any controlling person of the Company or the Guarantor, and shall survive each delivery of and payment for any of the Securities.

     10. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company and the Guarantor as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company and the Guarantor, as the case may be.

In the event of such suspension or termination, no party shall have any liability, duty or obligation hereunder to any other party, except that, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued, or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), and Sections 4(d), 4(e), 5, 7, 8 and 9 hereof are concerned.

     11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 363-7609,
Attention: Credit Department; and if to Morgan Stanley & Co., Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 1585 Broadway, 2nd Floor, New York, NY 10036, Facsimile Transmission No. (212) 761-0780, Attention: Manager-Continuously Offered Products, telephone no. (212) 761-2000, with a copy to 1585 Broadway, 34th Floor, New York, NY 10036, Attention: Peter Cooper, Investment Banking Information Center, Facsimile Transmission No. (212) 761-0260, telephone no.
(212) 761-8385; and if to the Company or the Guarantor shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to c/o Tupperware Corporation, P.O. Box 2353, Orlando Florida 32812, Attention:
General Counsel, Facsimile Transmission No. (407) 826-4505.

     12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent, the Company and the Guarantor, and to the extent provided in Sections 7, 8 and 9 hereof, the officers, directors and managing directors of the Company and the Guarantor, and any person who controls any Agent, the Company or the Guarantor, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

     13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day in The City of New York on which banking institutions are authorized or obligated by law or executive order to close.

     14. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company, the Guarantor and each of you in accordance with its terms.


                                    Very truly yours,


                                    TUPPERWARE FINANCE COMPANY B.V.


                                    By: ______________________________
                                        Name:
                                        Title:


                                    TUPPERWARE CORPORATION


                                    By: ______________________________
                                        Name:
                                        Title:


Accepted in New York, New York,
as of the date hereof:


_____________________________________
            (Goldman, Sachs & Co.)


MORGAN STANLEY & CO. INCORPORATED


By:__________________________________
    Name:
    Title:

                                                                         ANNEX I

                        TUPPERWARE FINANCE COMPANY B.V.

                              [TITLE OF SECURITY]

                                TERMS AGREEMENT
                                ---------------



, 19..


[GOLDMAN, SACHS & CO.,
85 BROAD STREET,
NEW YORK, NEW YORK 10004]

[MORGAN STANLEY & CO. INCORPORATED
1585 BROADWAY
NEW YORK, NEW YORK  10036]

Ladies and Gentlemen:

     Tupperware Finance Company B.V. (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated May __, 1997 (the "Distribution Agreement"), between the Company and Tupperware Corporation (the "Guarantor"), on the one hand, and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the "Agents") on the other, to issue and sell to [GOLDMAN, SACHS & CO.], [MORGAN STANLEY & CO. INCORPORATED] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company and the Guarantor, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or the Guarantor or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [GOLDMAN, SACHS & CO.] [MORGAN STANLEY & CO. INCORPORATED] and agrees to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company and the Guarantor.

                                    TUPPERWARE FINANCE COMPANY B.V.


                                    By:____________________________________
                                        Name:
                                        Title:


                                    TUPPERWARE CORPORATION


                                    By:____________________________________
                                        Name:
                                        Title:

Accepted:

[____________________________
     (GOLDMAN, SACHS & CO.)]


[MORGAN STANLEY & CO. INCORPORATED]


BY:__________________________
    NAME:
    TITLE:                          ]

                                                             SCHEDULE TO ANNEX I

Title of Purchased Securities:

     [  %] Medium-Term Notes, Series A

Aggregate Principal Amount:
     [$.................... or units of other Specified Currency]

[PRICE TO PUBLIC:]

Purchase Price by [GOLDMAN, SACHS & CO.] [MORGAN STANLEY & CO. INCORPORATED]:
     % of the principal amount of the Purchased Securities[, PLUS ACCRUED
INTEREST FROM ............... TO ...............] [AND ACCRUED AMORTIZATION, IF
ANY, FROM ................. TO ................]

Method of and Specified Funds for Payment of Purchase Price:
     BY WIRE TRANSFER TO A BANK ACCOUNT SPECIFIED BY THE COMPANY IN IMMEDIATELY AVAILABLE FUNDS

Indenture:
     Indenture, dated as of October 1, 1996 among the Company, the Guarantor and The First National Bank of Chicago, as Trustee.

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:
     [  %]

Interest Payment Dates:
     [MONTHS AND DATES]

Documents to be Delivered:

     The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

     [(1)  THE OPINION OR OPINIONS OF COUNSEL TO THE AGENTS REFERRED TO IN
     SECTION 4(H).]

     [(2) THE OPINIONS OF COUNSEL TO THE COMPANY AND THE GUARANTOR REFERRED TO IN SECTION 4(I).]

     [(3)  THE ACCOUNTANTS' LETTER REFERRED TO IN SECTION 4(J).]

     [(4)  THE OFFICERS' CERTIFICATE REFERRED TO IN SECTION 4(K).]

Other Provisions (including Syndicate Provisions, if applicable):

                                                                        ANNEX II

                        TUPPERWARE FINANCE COMPANY B.V.

                           ADMINISTRATIVE PROCEDURE
                           ------------------------

     This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated May 22, 1997 (the "Distribution Agreement"), between Tupperware Finance Company B.V. (the "Company") and Tupperware Corporation, on the one hand and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, on the other hand (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

     The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the "Purchasing Agent".

     The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

     Each Security will be issued only in fully registered form and will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security") or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such Security, except as provided in the prospectus supplement relating to the Securities.

     Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I:   ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES
          --------------------------------------------------

     In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of May 26, 1989 (the "Certificate Agreement"), and the Trustee's obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

Posting Rates by the Company:
----------------------------

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:
-----------------------------------

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Selling Agent and Settlement
--------------------------------------------------------------------------------
Procedures:
----------

     A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly but in no event later then the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

     (1)  Principal amount of Book-Entry Securities to be purchased;

     (2) If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

     (3)  Trade Date;

     (4)  Settlement Date;

     (5)  Stated Maturity Date;

     (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

     (7) Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

     (8)  Issue Price;

     (9) Selling Agent's commission or Purchasing Agent's discount or commission, as the case may be;

     (10) Net Proceeds to the Company;

     (11) If a redeemable Book-Entry Security, such of the following as are applicable:

               (i)    Redemption Commencement Date,

               (ii)   Initial Redemption Price (% of par), and

               (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

     (12) If a Floating Rate Book-Entry Security, such of the following as are applicable:

               (i)    Interest Rate Basis,

               (ii)   Index Maturity,

               (iii)  Spread or Spread Multiplier,

               (iv)   Maximum Interest Rate,

               (v)    Minimum Interest Rate,

               (vi)   Initial Interest Rate,

               (vii)  Interest Reset Dates,

               (viii) Calculation Dates,

               (ix)   Interest Determination Dates,

               (x)    Interest Payment Dates,

               (xi)   Regular Record Dates, and

               (xii)  Calculation Agent;

     (13) Name, address and taxpayer identification number of the registered owner(s);

     (14) Denomination of certificates to be delivered at settlement;

     (15) Book-Entry Security or Certificated Security;

     (16) Selling Agent or Purchasing Agent; and

     (17) Any other applicable terms of the Securities.

     B. After Receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

     C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Corporation:

          (1) The applicable Sale Information;

          (2) CUSIP number of the Global Security representing such Book-Entry Security;

          (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

          (4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

          (5) The interest payment period; and

          (6) Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (which, in the case of Floating Rate Securities which reset weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Initial Interest Payment Date.

     D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

     E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

     F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission.
The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

     G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

     H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

     I. Upon confirmation of receipt of funds, the Trustee will transfer, to the account of the Company maintained at [NAME OF BANK], New York, New York, or such other account as the Company may have previously specified to the Trustee, funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

     J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

     K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

     L. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement:
---------------------------------

     If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or, if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance, not later than noon, New York City time, on such date of settlement. The Company will arrange to have such Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth Business Day or such later date as Rule 424 shall permit following the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:
---------------------------------------------------------------------

     The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Book-Entry Security.

Date of Settlement:
------------------

     The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is the third Business Day after the Trade Date pursuant to the "Settlement Procedure

Timetable" set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day after the Trade Date.

Settlement Procedure Timetable:
------------------------------

     For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the third Business Day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure                                       Time
---------                                       ----
    A      5:00 p.m.      on the Business Day following the Trade Date or
                          10:00 a.m. on the Business Day prior to the
                          Settlement Date, whichever is earlier

    B      12:00 noon     on the second Business Day immediately
                          preceding the Settlement Date

    C      2:00 p.m.      on the second Business Day immediately
                          preceding the Settlement Date

    D      9:00 a.m.      on the Settlement Date

    E      10:00 a.m.     on the Settlement Date

   F-G     2:00 p.m.      on the Settlement Date

    H      4:45 p.m.      on the Settlement Date

    I      5:00 p.m.      on the Settlement Date

     If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. New York City time on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

     If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. New York City time on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:
-----------------

     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "canceled", make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book- Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may either deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure "I" and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

PART I:   ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES
          ----------------------------------------------------

Posting Rates by Company:
------------------------

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). It the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:
-------------------------------

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Selling Agent:
-------------------------------------------------------------

     After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:


          (1)  Principal amount of Certificated Securities to be purchased;

          (2) If a Fixed Rate Certificated Security, the interest rate and the initial interest payment date;

          (3)  Trade Date;

          (4)  Settlement Date;

          (5)  Stated Maturity Date;

          (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

          (7) Indexed Currency, the Base Rate and the Exchange Rate Determination Date if applicable;

          (8)  Issue Price;

          (9) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

          (10) Net Proceeds to the Company;

          (11) If a redeemable Certificated Security, such of the following as are applicable:

               (i)    Redemption Commencement Date,

               (ii)   Initial Redemption Price (% of par), and

               (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

          (12) If a Floating Rate Certificated Security, such of the following as are applicable:

               (i)    Interest Rate Basis,

               (ii)   Index Maturity,

               (iii)  Spread or Spread Multiplier,

               (iv)   Maximum Interest Rate,

               (v)    Minimum Interest Rate,

               (vi)   Initial Interest Rate,

               (vii)  Interest Reset Dates,

               (viii) Calculation Dates,

               (ix)   Interest Determination Dates,

               (x)    Interest Payment Dates,

               (xi)   Regular Record Dates, and

               (xii)  Calculation Agent;

          (13) Name, address and taxpayer identification number of the registered owner(s);

          (14) Denomination of certificates to be delivered at settlement;

          (15) Book-Entry Security of Certificated Security;

          (16) Selling Agent or Purchasing Agent; and

          (17) Any other applicable terms of the Securities.

Preparation of Pricing Supplement by Company:
--------------------------------------------

     If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date of settlement. The Company will arrange to have such Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth Business Day or such later date as Rule 424 shall permit following the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:
---------------------------------------------------------------------

     The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Certificated Security.

Date of Settlement:
------------------

     All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on any other Business Day after the date of acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Certificated Securities:
------------------------------------------------------------------------------

     After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

     The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later that 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of
-----------------------------------------------------------------------------
Payment Therefor:
----------------

     The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

     In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date, the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to acquire securities in violation of law.

     In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent's discount.

Failure of Purchaser to Pay Selling Agent:
-----------------------------------------

     If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone, confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

     The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

                                                                       ANNEX III

                              ACCOUNTANTS' LETTER
                              -------------------

     Pursuant to Sections 4(j) and 6(d), as the case may be, of the Distribution Agreement, the Guarantor's independent certified public accountants shall furnish letters to the effect that:

          (i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements of the Guarantor for the periods specified in such letter;

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Guarantor's quarterly reports on Form 10-Q incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Guarantor who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Guarantor's Annual Report on Form 10-K or Form 10, as applicable, for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Guarantor's Annual Reports on Form 10-K or Form 10, as applicable, for such fiscal years;

          (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

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               (A)  (i)  the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Guarantor's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Guarantor's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) based on an inquiry of management and/or agreement of information to underlying accounting records prepared by management, any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

               (C) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (D) as of a specified date not more than five days prior to the date of such letter (or, if no consolidated financial data as of such date is available, to the most recent date for which consolidated financial data is available), there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Guarantor and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (D) (or, if no consolidated financial data as of such date is available, to the most recent date for which consolidated financial data is available) there were any decreases in consolidated net sales or total or per share amounts of net income, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

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

          (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

     All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in
Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.

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                                                                     EXHIBIT 1.1
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                                                  FORM OF DISTRIBUTION AGREEMENT
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